SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT –July 20, 2004

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH	45043
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (513) 425-5000

Item 12. Results of Operations and Financial Condition

The following schedule reflects the reconciliation of Non-GAAP measures that will be discussed in the second quarter 2004 analysts’ conference call to be held on July 20, 2004 at 10:00 a.m.

Supplemental Information

Third Quarter 2003
Operating Loss
Loss excluding goodwill impairment	$(123.8)
Goodwill impairment	(101.2)

Operating loss as reported	$(225.0)

Operating Loss per Ton
Loss per ton excluding goodwill impairment	$(82)
Goodwill impairment per ton	(67)

Operating loss per ton	$(149)

Loss From Continuing Operations
Loss excluding goodwill impairment	$(97.5)
Goodwill impairment	(101.2)
Deferred tax asset valuation allowance	(87.3)

Loss as reported	$(286.0)

EBITDA per Ton
EBITDA per ton	$(43)
Depreciation per ton	(38)
Amortization per ton	(1)
Goodwill impairment per ton	(67)

Operating loss per ton	$(149)

Second Quarter 2004
EBITDA per ton
EBITDA per ton	$72
Depreciation per ton	(34)
Amortization per ton	(2)

Operating profit per ton	$36

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: July 20, 2004